Exhibit 99.2

MCEWEN COPPER: LOS AZULES PROGRESS REPORT

TORONTO, Dec 22, 2021 - McEwen Copper Inc., a subsidiary of McEwen Mining Inc. (NYSE: MUX) (TSX: MUX), is pleased to provide a summary of the work at the Los Azules copper project in San Juan, Argentina, that started in earnest this July 2021. Our two immediate objectives on our path to designing and constructing the copper mine of the future are to:

1.	Advance Los Azules from its current stage of development (Preliminary Economic Assessment or PEA) to a Pre-Feasibility Study (PFS); and

2.	Construct a new road, the ‘Northern Access Road’, that will provide critical year-round access to Los Azules. The current ‘Exploration Road’ is generally only usable five months of the year due to winter weather.

Below is a photographic account of our activities to date.

Background

On July 6, 2021, we announced the creation of McEwen Copper and our intention to raise US$80 million in a private offering comprised of 8,000,000 shares priced at $10.00 per share. We closed the first $40 million tranche of the placement in August with Rob McEwen, and the balance of the financing is expected to close in January 2022. Assuming completion of the $80 million financing, McEwen Mining will retain 69% ownership in McEwen Copper, and new shareholders will hold 31%. McEwen Copper will continue to hold a 100% interest in the Los Azules project.

Los Azules is one of the largest undeveloped copper porphyry deposits in the world. It is located along the prolific Andes Copper Belt as shown in the location map below:

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Photo 1 - Work starting in July to open the Exploration Road.

Photo 2 - By September 27th, we had reopened the Exploration Road to Los Azules, and the camp provisioner and caterer (Caterwest) had started setting up our work campsites. Below is a picture of the Exploration Road being improved. If you look closely, you can see the road continuing beyond the front-end loader.

Photo 3 - While opening the Exploration Road, on July 19th we also started the construction of the Northern Access Road. Pictured here is the start of the eastern end of this new road. A prominent San Juan-based road construction firm (Zlato) is building the road for us. The construction of the road has been divided into five sections.

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Photo 4 - By late November, we had completed Section 5 and approximately 50% of Section 4. We are awaiting permits, expected in Q1 2022, to advance construction of the remaining sections. The expected completion date of the Northern Access Road is mid-2022.

Photo 5 – Back on the Exploration Road, the road was reopened to our first work camp, Candidito, by August 25th on the road to Los Azules.

Photo 6 - October 1st, the final destination had been reached and Camp Los Azules was operational.

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Photo 7 - November 4th, the second work camp, Embarrada, was operational.

On December 1st, the medical services and emergency rescue teams had arrived at site and exploration drill platforms were being constructed.

By December 20th, 36 drill platforms had been constructed and 2 of the 10 exploration drills had arrived on site. The other 8 drills are expected to be arriving throughout January and into February. Drilling will start on January 4th. The first phase of our drill program will involve a 174,000-foot (53,000 m) program. It is designed to convert the Inferred mineral resources to the Indicated category, as well as to test deeper exploration targets, where historic drilling had ended in strong copper mineralization.

McEwen Copper currently has 282 people supporting the exploration drilling program at Los Azules, with approximately 85% being from San Juan.

Photo 8 and 9 - The first two exploration drills to arrive at the site.

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Photo 10 – At Los Azules, McEwen geologists orienting the drillers from Major Drilling, with the rock conditions that they will be encountering.

Project Develoment Workshop

This past week, December 14th to 16th, we held an intensive workshop with senior management of both McEwen Mining and McEwen Copper and a powerful group of consultants and advisors. A total of 30 individuals well versed in designing and building, and operating copper mines, especially in South America, gathered physically and virtually from Argentina, Chile, USA, Canada, Australia, and New Zealand.

The workshop started with a presentation from Whittle Consulting from Australia, who for the past three months have been evaluating various development scenarios for the Los Azules Project. Their work suggests there is considerable room to improve the economics of the project.

Companies involved in moving Los Azules to PFS are:

•	Bechtel Corporation, the largest construction company in America with a long history of advancing, building and developing large copper concentrators and infrastructure projects globally, including the recent feasibility study update on the El Pachon project approximately 75 km south of Los Azules; and

•	Samuel Engineering, who will help oversee project management, controls, metallurgy and processing plant design, is a full service multi-disciplinary project development and execution company bringing a team with extensive large copper project experience in South America, including past involvement at the Los Azules project; and

•	Stantec, a full service engineering and consulting firm, with offices in Argentina, Chile, and Peru, including select subcontract consultants will focus on geology, resource and reserve estimates, mining engineering, hydrology, geotechnical and the tailings, waste, and water management facility design.

Our overarching goal is to design a mine that will be the model for copper mining in the 21st century. One that supplies the raw material to enable a greener world, while incorporating the use of renewable energy sources to have a low-carbon footprint and that uses technological innovation to achieve an energy efficient mine.

At several points during the workshop, Jason F. McLennan of McLennan Design in Seattle, a prominent figure in the field of architecture and green building movement, shared his thoughts on technologies, visions and attitudes on how mining could change to contribute to a healthy world and how lessons learned in other industries could be applied to transform certain elements of mine operations, infrastructure and facilities.

We all left the meeting energized and believing that the future of mining will be exciting, new and game-changing. For the world to make considerable progress towards a lower carbon emissions world, the world needs responsible mining to provide the materials to make that a reality.

We at McEwen Copper, along with our consultants, plan to design, build, and operate a facility, a community, that will be at the leading edge of a changing attitude in mining towards protecting our planet.

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To view a .PDF of this news release click here:

http://mcewenmining.com/files/doc_news/archive/2021/20211222_McEwen_Copper_Update.pdf

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, contain McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to the calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen Mining Inc.

CONTACT INFORMATION:
Investor Relations: (866)-441-0690 Toll-Free (647)-258-0395 Mihaela Iancu ext. 320 info@mcewenmining.com

Website: www.mcewenmining.com

Facebook: facebook.com/mcewenmining

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150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9

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